UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2013

MEDIABISTRO INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

Webmediabrands Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Mediabistro Inc. was held on June 11, 2013.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

•   The stockholders elected each of the five nominees to the Board of Directors with terms expiring at the Annual Meeting in 2014, as follows:

Members	For	Withheld	Broker Non-Votes
Alan M. Meckler	4,150,022	7,981	1,700,339
Wayne A. Martino	4,149,622	8,381	1,700,339
John R. Patrick	4,149,971	8,032	1,700,339
William A. Shutzer	3,947,421	210,582	1,700,339
Justin L. Smith	4,148,131	9,872	1,700,339

•   The stockholders ratified the appointment of Rothstein Kass as Mediabistro’s independent registered public accounting firm.

For	5,856,082
Against	1,953
Abstain	307
Broker Non-Votes	0

•   The stockholders approved a proposal to amend our amended and restated certificate of incorporation to change our name to “Mediabistro Inc.”

For	5,813,515
Against	39,071
Abstain	5,754
Broker Non-Votes	0

•   The stockholders approved a proposal to increase the number of shares reserved for issuance under our 2008 Stock Incentive Plan by 250,000 shares to a total of 821,429 shares.

For	4,064,140
Against	92,743
Abstain	1,119
Broker Non-Votes	1,700,340

•   The stockholders approved the compensation of the named executive officers.

For	4,130,865
Against	25,894
Abstain	1,242
Broker Non-Votes	1,700,341

•   The stockholders approved “one year” as the frequency of a stockholder vote to approve the compensation of the named executive officers.

1 year	3,984,649
2 years	24,384
3 years	146,079
Abstain	2,891
Broker Non-Votes	1,700,339

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Item 8.01.     Other Events

On June 13, 2013, Mediabistro Inc. issued a press release announcing its name change to Mediabistro Inc. from Webmediabrands Inc. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 13, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIABISTRO INC.

Date: June 14, 2013	By:	/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer

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